UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14 (c)

of the Securities Exchange Act of 1934

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[X] Preliminary Information Statement	[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))
[ ] Definitive Information Statement

WOODLAND HOLDINGS CORPORATION

(Name of Registrant as Specified in Charter)

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WOODLAND HOLDINGS CORPORATION

865 Innovation Drive, Suite 200

Knoxville, TN 37932

(865) 777-2740

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about April __, 2017 to the holders of record of the outstanding shares of common stock, $0.01 par value per share (the “Common Stock”), of Woodland Holdings Corporation, a Delaware corporation (the “Company”), as of the close of business on April 12, 2017 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a stockholders meeting, dated the Record Date (the “Written Consent”), by the holders of an aggregate of 50,640,679 outstanding shares of Common Stock, representing approximately 72.24% of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent (the “Majority Stockholders”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Woodland Holdings Corporation, a Delaware corporation and its wholly-owned subsidiary, 4M Industrial Oxidation, LLC, a Tennessee limited liability company (“4MIO”).

On the Record Date, the Board of Directors of the Company (the “Board”) and Majority Stockholders approved of the following corporate action (the “Corporate Action”) by Written Consent:

•

To file a Certificate of Amendment (the “Amendment”) to the Certificate of Incorporation of the Company to (i) increase the authorized amount of Common Stock of the Company from 100 Million (100,000,000) shares to 250 Million (250,000,000) shares; (ii) reduce the par value of the Common Stock from $0.01 to $0.0001 per share, and (iii) authorize 25,000 shares of “blank check” preferred stock, par value $0.0001 per share (“Preferred Stock”).

Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding voting capital and are sufficient under the Delaware General Corporation Law (“DGCL”) and the Company’s Certificate of Incorporation and Bylaws to approve of the Corporate Action. Accordingly, the Corporate Action will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Corporate Action in accordance with the requirements of the Exchange Act, and the regulations promulgated thereunder, including Regulation 14C.

Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Action will not be implemented until at least twenty (20) calendar days after the mailing of a Definitive Information Statement to Company stockholders as of the Record Date. We anticipate the effective date of the Corporate Action to be April __, 2017.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

By Order of the Board of Directors,

Date: April __, 2017	By:	/s/ Joshua M. Kimmel
Joshua M. Kimmel
Chief Executive Officer and President

WOODLAND HOLDINGS CORPORATION

865 Innovation Drive, Suite 200

Knoxville, TN 37932

(865) 777-2740

GENERAL INFORMATION

This Information Statement is being first mailed on or about April __, 2017 to the stockholders of the Company by the Board to provide material information regarding the Corporate Action that has been approved by the Written Consent of the Board and Majority Stockholders. Only one copy of this Information Statement is being delivered to two or more stockholders who share an address unless we have received contrary instruction from one or more of such stockholders. We will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future, you would like to receive multiple copies of information statements or information statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE APPROVAL OF THE CORPORATE ACTION BY THE BOARD AND THE MAJORITY STOCKHOLDERS.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS

Under the DGCL and the Company’s Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval to amend the Company’s Certificate of Incorporation to effectuate the Corporate Action requires the affirmative vote or written consent of the majority of the issued and outstanding shares of voting capital stock of the Company.

Each share of Common Stock entitles the holder to one vote per share. On the Record Date, there were 70,096,470 shares of Common Stock issued and outstanding.

On the Record Date, our Board of Directors and the Majority Stockholders adopted a resolution approving the Corporate Action. Accordingly, the Company has obtained all necessary corporate approvals in connection with the adoption of the Corporate Action. The Company is not seeking written consent from any other stockholders, and the other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such actions taken as required by the Exchange Act.

QUESTIONS AND ANSWERS REGARDING THE COPORATE ACTION

Q.  WHY HAS THE PROPOSAL BEEN MADE TO AMEND OUR CERTIFICATE OF INCORPORATION?

A.  Our Board believes that the authorized shares of Common Stock remaining available for issuance may not be sufficient to allow us to take advantage of future opportunities. Accordingly, our Board believes that it is in the Company’s best interests to authorize the increase in the number of authorized shares of Common Stock for the future growth and needs of the Company.  The Board believes the decrease in the par value of the Common Stock from $0.01 to $0.0001 per share will aid in reducing the Company’s Delaware franchise taxes.  The Company is authorizing “blank check” Preferred Stock in order to create a class of Series A Preferred Stock to maintain the License Agreement (discussed below) and to also give the Company flexibility in attracting investors who would require Preferred Stock.

Q.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION?

A. The Board has approved the proposed Amendment as it believes it is in the best interests of the Company and the best interests of the current stockholders of the Company.

Q.  WHAT VOTE OF THE STOCKHOLDERS WILL RESULT IN THE PROPOSALS BEING PASSED?

A. To approve the proposal, the affirmative vote of a majority of the voting rights of the Common Stock and other shares holding voting rights is required.  A consent in favor of the proposal has already been received from stockholders holding in the aggregate of approximately 72.24% of the voting rights of the stockholders of the Company as of the Record Date with respect to the Amendment.

Q.  WILL THE CHANGES TO THE CERTIFICATE OF INCORPORATION RESULT IN ANY TAX LIABILITY TO ME?

A.  The proposed changes are intended to be tax free for federal income tax purposes.

Q.  WHO IS PAYING FOR THIS INFORMATION STATEMENT?

A.  The Company will pay for the delivery of this Information Statement.

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK AND CREATING “BLANK CHECK” PREFERRED STOCK.

General

Our Certificate of Incorporation currently authorizes 100 million (100,000,000) shares of Common Stock, par value $0.01 per share, and does not authorize the issuance of any preferred stock.

On April 12, 2017, the Board and Majority Stockholders approved the filing of the Amendment to our Certificate of Incorporation to increase the authorized shares of Common Stock from 100 million (100,000,000) to 250 million (250,000,000), to reduce the par value of the Common Stock from $0.01 to $0.0001 and to authorize the creation of 25,000 “blank check” preferred stock, par value $0.0001 per share (the “Preferred Stock”). Our Board will be expressly authorized to provide, by resolution(s) duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series of Preferred Stock, without stockholder approval. The Preferred Stock may be issued from time to time in one or more series by our Board.

Reasons for the Increase in Authorized Shares of Common Stock

Our Certificate of Incorporation presently authorize 100,000,000 shares of Common Stock. As of the Record Date, there were 70,096,470 shares of Common Stock outstanding. The Board believes that authorizing the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders in will provide the Company with available shares that could be issued for various corporate purposes which may be identified in the future, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, including any future use of an equity line.

The Board has no immediate plans, understandings, agreements or commitments to issue any of the additional but unissued shares of stock. Although the Board has no other current financing plans or understandings, agreements or commitments for financing, if an opportunity should present itself, the Company may issue shares of Common Stock in connection with such a financing.  The increase will provide the Board with the ability to issue additional authorized shares of Common Stock without further vote of the stockholders of the Company, except as provided under the DGCL or under the rules of any national securities exchange on which shares of Common Stock of the Company is then listed. Under the Company’s Certificate of Incorporation, the stockholders do not have preemptive rights to subscribe to additional securities which may be issued by the Company, which means that current stockholders do not have a prior right to purchase any new issuance of capital stock of the Company in order to maintain their proportionate ownership of the Company’s stock.

Principal Effects of the Increase in Authorized Shares of Common Stock

While the authorization of additional shares of Common Stock is intended to increase our financial flexibility, it could also lead to dilution of the existing stockholders in the event that additional shares are sold for less than the price they paid (or in the case of convertible debt, if the conversion price is less than the price they paid). This is likely in the case of convertible debt, as convertible lenders typically require that they be permitted to convert at a discount from the market price at the time of conversion.

Reasons for the Reduction of the Par Value of the Common Stock from $0.01 to $0.0001 per Share

The Company’s Board has unanimously adopted a resolution seeking stockholder approval to authorize the Board, in its discretion, to reduce the par value of the Company’s Common Stock from $0.01 to $0.0001 per share. The Board had determined that it would be in the Company’s best interest in the near future to reduce the par value of its Common Stock and has received the consent of Majority Stockholders.

The Board believes that the Par Value Change is in the best interest of the Company and its stockholders because it will aid in reducing the Delaware franchise taxes that are paid by the Company, the calculation of which is based in part upon the par value.

Following effectiveness of the Amendment to the Certificate of Incorporation, the stated capital on the balance sheet and additional paid in capital attributable to the Common Stock will be adjusted to reflect the reduced par value.

Our Board and Majority Stockholders have approved the Board, in its discretion, to file the Amendment to reduce the par value of the Common Stock from $0.01 to $0.0001 per share. The Board has determined that it would be in the Company’s best interest to reduce the par value of its Common Stock and has received the consent of holders of a majority of the voting power of the Company’s securities to authorize the board to file the Amendment to the Certificate of Incorporation of the Company to effectuate such a reduction in the par value.

Reasons for the Creation of “Blank Check” Preferred Stock

The Company is authorizing “blank check” Preferred Stock for two reasons.  The main reason is to maintain the voting control of the Company by ReMaxCo Technologies, LLC, a Tennessee limited liability company d/b/a RMX Technologies and the former manager and majority member of 4M Industrial Oxidation, LLC, a Tennessee limited liability company (“4MIO”).  The Company acquired 4MIO through a reverse merger consummated on April 7, 2017 pursuant to an Agreement and Plan of Merger, dated April 6, 2017 (the “Merger Agreement”), by and among the Company, 4MIO Merger Sub, LLC, a Tennessee liability company wholly-owned by the Company (“Merger Sub”), and 4MIO.  Pursuant to the Merger Agreement, Merger Sub merged with and into 4MIO and 4MIO became the wholly-owned subsidiary of the Company. The former members of 4MIO, including RMX Technologies, received an aggregate of 55 Million (55,000,000) shares of Common Stock of the Company in exchange for their membership interests of 4MIO.

Pursuant to that certain Exclusive Commercial Patent License Agreement, dated January 4, 2016, as amended (the “License Agreement”), between UT-Battle, LLC, a Tennessee limited liability company and manager and operator of Oak Ridge National Laboratory (the “Licensor”), and RMX, the Licensor granted RMX and its Affiliates (as that term is defined in the Agreement) (i) an exclusive commercial license to certain of the Licensor’s patents to make, have made, use, offer to sell, sell and dispose of polymer fiber and carbon fiber in the “Field of Use” (defined in the License Agreement as the plasma oxidation of polymeric fibers and plasma surface treatment of carbon fiber); (ii) an exclusive commercial license to make, have made, or use equipment to make polymer fiber and carbon fiber in the Field of Use; and (iii) an exclusive commercial license to offer to sell and sell equipment to make polymer fiber and carbon fiber in the Field of Use. In the License Agreement, the term “Affiliate” is defined as including an entity of which RMX has at least 50% of the outstanding shares or other securities entitled to vote for the election of directors.  The License Agreement expires upon the expiration of the last of the patents licensed under the License Agreement, subject to early termination by either party pursuant to the terms of the License Agreement.

In order to maintain the Company’s Affiliate status of RMX under the License Agreement, the Company intends to designate 10,000 shares of Preferred Stock as “Series A Preferred Stock” and issue RMX Technologies such shares. The Company will file a Certificate of Designation with the Secretary of State of Delaware therein providing that the Series A Preferred Stock shall vote together with the shares of Common Stock and other voting securities of the Company as a single class and, regardless of the number of shares of Series A Preferred Stock outstanding and as long as at least one of such shares of Series A Preferred Stock is outstanding, such shares shall represent eighty percent (80%) of all votes entitled to be voted at any annual or special meeting of stockholders of the Company or action by written consent of stockholders. Each outstanding share of the Series A Preferred Stock shall represent its proportionate share of the 80% which is allocated to the outstanding shares of Series A Preferred Stock. The Series A Preferred Stock will not have any redemption or dividend rights.

After designating 10,000 shares of Preferred Stock, the Company will have 15,000 shares of “blank check” Preferred Stock. The reason to create “blank check” Preferred Stock is to give the Company flexibility to raise capital. Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over a company’s common stock. The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by our Stockholders and the terms, rights and features of which are determined by our Board of Directors upon issuance. The authorization of such “blank check” Preferred Stock permits our Board to authorize and issue Preferred Stock from time to time in one or more series without seeking further action or vote of our Stockholders. Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Amendment will create 15,000 authorized shares of “blank check” Preferred Stock for us to issue after we have created the 10,000 shares of Series A Preferred Stock.

Principal Effects of the Creation of “Blank Check” Preferred Stock

Subject to the provisions of the Amendment and the limitations prescribed by law, our Board would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by our stockholders. Our Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to what is in our best interests and the best interests of our stockholders. The Amendment will give our Board flexibility, without further stockholder action, to issue Preferred Stock on such terms and conditions as our Board deems to be in our best interests and the best interests of our stockholders.

The authorization of the “blank check” Preferred Stock will provide us with increased financial flexibility in meeting future capital requirements. It will allow Preferred Stock to be available for issuance from time to time and with such features as determined by our Board for any proper corporate purpose. It is anticipated that such purposes may include, without limitation, exchanging Preferred Stock for Common Stock, the issuance for cash as a means of obtaining capital for our use, or issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets.

Principal Effects of the Creation of Series A Preferred Stock

Generally, the shares of Series A Preferred Stock held by RMX Technologies means RMX Technologies will have the ability to significantly influence the outcome of issues submitted to our stockholders. he interests of RMX Technologies may not always coincide with the interests of other stockholders, and RMX Technologies may act in a manner that advances its best interests and not necessarily those of our other stockholders. As a consequence, it may be difficult for other stockholders to remove our directors or management. The ownership of RMX Technologies could also deter unsolicited takeovers, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Effective Date

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Amendment shall be effective twenty (20) days after this Information Statement is mailed to stockholders of the Company. We anticipate the effective date to be on or about April __, 2017.

Interests of Certain Persons in the Action

Certain of the Company’s officers and directors have an interest in the Corporate Action as a result of their ownership of shares of our Common Stock, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. Other than Joshua M. Kimmel, our Chief Executive Officer, President and a director, our other officers and directors are also members of RMX Technologies and as such, will benefit from the voting control of the 10,000 shares of Series A Preferred Stock intended to be created out of the 25,000 shares of “blank check” Preferred Stock included in the Corporate Action and issued to RMX Technologies in order to maintain the Company’s Affiliate status under the License Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the applicable table below are deemed beneficially owned by the holders of such options and warrants and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person. Subject to community property laws, where applicable, the persons or entities named in the tables below have sole voting and investment power with respect to all shares of our Common Stock indicated as beneficially owned by them.

The following table sets forth information with respect to the beneficial ownership of our Common Stock as of the Record Date, by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding voting capital stock, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our capital stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise indicated in the following table, the address for each person named in the table is c/o Woodland Holdings Corporation, 865 Innovation Drive, Suite 200, Knoxville, TN 37932.

Stockholder:	Amount of Common Stock:	Percentage (1):
Officers and Directors
Joshua M. Kimmel -Chief Executive Officer, President	5,220,000	7.45%
Erwin W. Vahlsing, Jr. -Chief Financial Officer and Treasurer	0	0%
Rodney G. Grubb -Chief Operating Officer and Chairman of the Board	17,362,508	24.77%
Dr. Truman A. Bonds -Chief Technology Officer and Director	8,636,677	12.32%
-Douglas D. Mentzer Director	4,630,234	6.61%
All Officers and Directors as a group (5 persons)	50,640,679	72.24%
5% Stockholders
Lawrence P. Leibowitz	5,220,000	7.45%
Richard Nixdorf	14,791,260	21.10%

(1)  Percentage ownership is based on 70,096,470 shares of Common Stock outstanding as of the Record Date.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at c/o 4M Industrial Oxidation, LLC, 865 Innovation Dr., Suite 200, Knoxville, TN 37932.

DIVIDEND POLICY

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board. We intend to retain earnings, if any, for use in its business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecast in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DISSENTER’S RIGHTS OF APPRAISAL

The stockholders have no dissenter’s rights under the DGCL or the Company’s Certificate of Incorporation or By-Laws in connection with the Corporate Action.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

By Order of the Board of Directors,

Dated: April __, 2017	By:	/s/ Joshua M. Kimmel
Joshua M. Kimmel
Chief Executive Officer and President

Appendix A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Woodland Holdings Corporation resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Four” so that, as amended, said Article shall be and read as follows:

The total number of shares this Corporation shall have authority to issue is 250,025,000 of which 250,000,000 shares shall be designated Common Stock with a par value of $0.0001 per share, and 25,000 shares shall be designated as “blank check” Preferred Stock with a par value of $0.0001 per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of Preferred Stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences, and rights and the qualifications, limitations, and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That this Amendment shall be effective on April __, 2017.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this ____ day of __________, 2017.

By:	/s/ Joshua M. Kimmel
(Authorized Officer)
Name:	Joshua M. Kimmel
Title:	Chief Executive Officer and President